EXHIBIT 10.5

LIMITED RECOURSE GUARANTY

                                THIS LIMITED RECOURSE GUARANTY (this “Guaranty”), made as of December 20, 2007, by CYPRESS EQUITIES I, LP, a Texas limited partnership, having an address at 15601 Dallas Parkway, Suite 400, Addison, Texas 75001, Attention:  Rick Bower (“Guarantor”) in favor of BEHRINGER HARVARD RI LENDER, LLC, a Delaware limited liability company (“Behringer”).

WITNESSETH:

WHEREAS, Royal Island Bahamas Ltd., a Bahamian company (“RIBL”), Royal Island Golf Club Bahamas Ltd., a

Bahamian company, and RIBL US Borrower LLC, a Delaware limited liability company (collectively, “Borrower”) have entered into that certain Credit Agreement, dated as of December 20, 2007 (as amended, amended and restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, Borrower, the Lenders from time to time party thereto, and iStar Financial Inc., a Maryland corporation, as agent for the Lenders from time to time party thereto.  Except as otherwise defined herein, capitalized terms used but not defined herein have the meanings given such terms in the Credit Agreement;

WHEREAS, the Loans are secured by, among other things, the RIBL’s interest in the Real Property Collateral as evidenced by that certain Debenture dated of even date herewith, executed in connection with the Credit Agreement (the “Mortgage”);

WHEREAS, Guarantor will derive significant financial benefits from the making of the Loan;

WHEREAS, as a condition precedent to the making of the Loans, Guarantor has agreed to deliver to Behringer this Guaranty; and

WHEREAS, Behringer has declined to be one of the Lenders unless this Guaranty is duly executed by Guarantor and delivered to Behringer.

NOW, THEREFORE, in consideration for, and as an inducement to, Behringer being one of the Lenders, and for Ten Dollars ($10) and other good and valuable consideration the legal sufficiency of which and receipt thereof are hereby acknowledged, and notwithstanding any provision to the contrary contained in the Loan Documents, including without limitation, any “non-recourse” provision, Behringer and Guarantor do hereby agree as follows:

1.             Guarantor, on behalf of itself and its successors and assigns (collectively, “Successors”) does hereby absolutely, unconditionally, irrevocably and personally:

(i) guaranty to Behringer the full and punctual payment of the “Guaranteed Amount” (as hereinafter defined) to Lender by Guarantor upon the maturity of the Loan or upon any earlier acceleration of the Loan.  For purposes herein, “Guaranteed Amount” shall mean, collectively, (a) fifty percent (50.0%) of the principal amount funded under

Tranche B, less any principal payments made on Tranche B, together with (b) all accrued and unpaid interest on Tranche B, together with (c) the sum of all Development Fees (as defined in the Services Agreement) previously paid to Guarantor under that certain Development Services Agreement, between RIBL and Guarantor, dated May 2, 2007 (the “Services Agreement”); and

(ii) agrees to reimburse Behringer for, and hold Behringer harmless from and against, any and all costs and expenses (including reasonable attorneys’ fees) incurred, suffered or sustained by Behringer and/or its successors and assigns to enforce this Guaranty not later than ten (10) days following Guarantor’s receipt of a Payment Demand (defined below) (the obligations of Guarantor under clause (i) and this clause (ii) being referred to hereinafter, collectively, as “Guarantor’s Obligation”).

Any demand for payment under this Guaranty (a “Payment Demand”) shall be in writing, shall specify the amount of the Guarantor’s Obligation as of the date of the Payment Demand, and shall provide in reasonable detail the calculation of the amount of the Guarantor’s Obligation.  Upon payment in full of the Guarantor’s Obligation within ten (10) days following Guarantor’s receipt of the Payment Demand, Guarantor shall have no further liability under this Guaranty.

2.             This is an irrevocable, absolute, continuing guaranty of payment and performance.  It is agreed that the obligations of Guarantor hereunder shall be primary and this Guaranty shall be enforceable against Guarantor and its Successors without the necessity for any suit or proceeding of any kind or nature whatsoever brought by Behringer against Borrower or its successors or assigns or any other party under the Credit Agreement or against any security for the payment of Guarantor’s Obligation and without the necessity of any notice of non-payment or non-observance or of any notice of acceptance of this Guaranty or of any notice of demand to which Guarantor might otherwise be entitled hereunder (including, without limitation, diligence, presentment, notice of maturity, extension of time, protest, notice of dishonor or default, change in nature or form of Guarantor’s Obligation, acceptance of further security, release of further security, imposition or agreement arrived at as to the amount of or the terms of Guarantor’s Obligation), all of which Guarantor hereby expressly waives.  Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished, modified or impaired by reason of the assertion of or the failure to assert by Behringer, Agent or Lender against Borrower, or its successors or assigns, any of the rights or remedies reserved to Behringer, Agent or Lender pursuant to the provisions of the Credit Agreement, the Tranche B Note, the Mortgage or any other Loan Documents.

3.             Guarantor waives, and covenants and agrees that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshaling-of-assets or redemption laws, or right of homestead or exemption, whether now or at any time hereafter in force, that may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by Behringer of, this Guaranty.  Guarantor further covenants and agrees not to set up or claim any defense, counterclaim, cross-claim, offset, set-off, right of recoupment, or other objection of any kind to any action, suit or proceeding in law, equity or otherwise, or to any demand or claim that may be instituted or made by Behringer hereunder other than the defense of the actual timely performance of Guarantor’s Obligations hereunder.  Guarantor represents, warrants and agrees that, as of the date hereof, its obligations under this Guaranty are not subject to any counterclaims, cross-claims, rights of recoupment, offsets or affirmative or other defenses of any kind against Behringer.

4.             Guarantor agrees that any notice or directive given at any time by Guarantor to Behringer that is inconsistent with any waiver contained in this Guaranty shall be void and may be ignored by Behringer, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Behringer has specifically agreed otherwise in a writing, signed by a duly authorized officer.  Guarantor specifically acknowledges and agrees that the foregoing waivers are of the essence of the Loan transaction and that, but for this Guaranty and such waivers, Behringer would not make the Loan.

5.             This Guaranty shall be a continuing guaranty for so long as the Obligations remain outstanding and except for modifications, waivers and releases of liabilities of Guarantor hereunder expressly granted in a written instrument which is in accordance with Section 22 hereof, the liability of Guarantor hereunder shall in no way be terminated, affected, modified, impaired or diminished (to the extent permitted by law) by reason of the happening, from time to time, of any of the following, although without notice or the further consent of Guarantor:

(a)           any assignment, amendment, modification or waiver of or change in any of the terms, covenants, conditions or provisions of the Credit Agreement, the Note, the Mortgage or any of the other Loan Documents or the invalidity or unenforceability of any of the foregoing; or

(b)           any extension of time that may be granted by Behringer, Guarantor or the Successors; or

(c)           any action that Behringer, Agent, Lenders, or Guarantor may take or fail to take under or in respect of any of the Loan Documents or by reason of any waiver of, or failure to enforce any of the rights, remedies, powers or privileges available to Behringer under this Guaranty or available to Behringer, Agent or Lenders at law, equity or otherwise, or any action on the part of Behringer, Agent or Lenders granting indulgence or extension in any form whatsoever; or

(d)           any dealing, transaction, matter or thing occurring between Behringer, Agent, Lenders, Guarantor or the Successors; or

(e)           any sale, exchange, release, or other disposition of any property pledged, mortgaged or conveyed, or any property in which Behringer, Agent or Lenders have been granted a lien or security interest to secure any indebtedness of Guarantor to Behringer,

Agent or Lenders pursuant to the Credit Agreement; or

(f)            any release of any person or entity who may be liable in any manner for the payment and collection of any amounts owed by Guarantor to Behringer, Agent or Lenders; or

(g)           any Event of Default, whether or not Behringer, Agent or Lenders have exercised any of its rights and remedies as set forth in the Credit Agreement or the Mortgage upon the happening of any such Event of Default; or

(h)           Guarantor’s voluntary or involuntary liquidation, dissolution, sale of all or substantially all of its assets and liabilities, appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of Guarantor’s assets, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, or the commencement of other similar proceedings affecting Guarantor or any of the assets of it; or

(i)            any change in or termination of the ownership interest of Guarantor (whether direct or indirect) in Borrower; or

(j)            any conveyance of all or any portion of the Real Property Collateral, whether or not pursuant to a foreclosure sale, a deed in lieu of foreclosure, a transfer through bankruptcy, or otherwise.

6.             The liability of Guarantor hereunder shall be reinstated and revived, and the rights of the Behringer shall continue, with respect to any amount at any time paid on account of the Guarantor’s Obligations which shall thereafter be required to be restored or returned by the Behringer upon the bankruptcy, insolvency, or reorganization of Borrower or any other Person, or otherwise, all as though such amount had not been paid.  Guarantor further agrees to the extent (i) Borrower or Guarantor makes any payment Behringer in connection with the Guarantor’s Obligations and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the trustee, receiver or any other entity, whether under any Bankruptcy Law or otherwise, or (ii) in the event following the payment in full of the principal amount of the Loan, Berhinger is subject to further liability, loss, or expense covered by the indemnification obligations set forth in the Loan Documents (the payments and obligations referred to in clauses (i) and (ii) above are hereafter referred to, collectively, as “Preferential Payments”), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Berhinger, the Guarantor’s Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

7.             Guarantor acknowledges that this Guaranty and Guarantor’s Obligations are and shall at all times continue to be absolute, unconditional and irrevocable in all respects, and shall at all times be valid and enforceable irrespective of any other agreement or circumstances of any nature whatsoever (other than the defense that the Guarantor’s Obligations have been paid or performed, as the case may be) that might otherwise constitute a defense to this Guaranty or the obligations of any other person or party relating to this Guaranty or the obligations of Guarantor hereunder.

8.             Guarantor agrees that if at any time all or any part of any payment at any time received by Behringer from Guarantor under or with respect to this Guaranty is or must be rescinded or returned by Behringer for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Guarantor), then Guarantor’s Obligations shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous receipt by Behringer, and Guarantor’s Obligations shall continue to be effective or reinstated, as the case may be, as to such payment, as though such previous payment to Behringer had never been made.

9.             Guarantor represents and warrants to Behringer, with the knowledge that Behringer is relying upon the same, as follows:

(a)           The execution, delivery, and performance of this Guaranty will not violate any provision of any law, regulation, judgment, order, decree, determination, or award of any court, arbitrator or governmental authority, or of any debenture, mortgage, indenture, loan, or security agreement, lease, contract, or other agreement, instrument, or undertaking to which Guarantor is a party or that, to Guarantor’s knowledge, purports to bind Guarantor or any of Guarantor’s property or assets.

(b)           No consent of any person (including creditors of Guarantor) is required in connection with Guarantor’s execution of this Guaranty or performance of Guarantor’s obligations under this Guaranty, other than any consent that Guarantor has previously obtained.  Guarantor’s execution of, and obligations under, this Guaranty are not contingent upon obtaining any further consent, license, permit, approval, or authorization of, exemption by, notice or report to, or registration, filing, or declaration with, any governmental authority, bureau, or agency, whether local, state, federal, or foreign.

(c)           Guarantor has full power, authority, and legal right to execute, deliver and perform its obligations under this Guaranty.  Guarantor is duly organized, validly existing, and in good standing under the laws of the State of Texas.  This Guaranty has been duly executed and is a legal, valid, and binding obligation of Guarantor, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor’s rights or general equitable principals, whether applied in law or equity.

(d)           Guarantor delivers this Guaranty based solely upon Guarantor’s own independent investigation and based in no part upon any representation, statement, or assurance by Behringer, Agent or Lenders.

(e)           Guarantor has good and valid title to all of its property and assets, real and personal, which Guarantor owns and a valid leasehold interest in any property and assets it leases, if any.

(f)            No information, exhibit, report or certificate furnished by Guarantor to Behringer in connection with the Loan or any Loan Documents contains any material misstatement of fact or has omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which such statements are made.

(g)           Guarantor is Solvent and after giving effect to this Guaranty, continues to be Solvent.

(h)           There is no action, suit, proceeding or investigation pending or, to the best of Guarantor’s knowledge, threatened against or affecting Guarantor at law, in equity, in admiralty or before any arbitrator or any governmental department, commission, board, bureau, agency or instrumentality (domestic or foreign) that could reasonably be expected to result in any material adverse effect in the property, assets or condition (financial or otherwise) of Guarantor or in ability of Guarantor to perform its obligations under this Guaranty.

(i)            Guarantor has heretofore delivered to Behringer, at Behringer’s request, [unaudited] balance sheets and related statements of income, equity and cash flows for the year ending [June 30, 2007].  All such statements were prepared on a GAAP basis and fairly present, in all material respects, the financial position of the Guarantor as of [June 30, 2007], subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments and the absence of footnote disclosure required in accordance with GAAP.  Except as reflected in such financial statements, Guarantor does not have any Contingent Obligation, contingent liability or liability for Taxes, long term lease or unusual forward or long term commitment that is required to be reflected in such financial statements in accordance with GAAP that is not so reflected.

10.           Guarantor and Behringer acknowledge and agree that this Guaranty is a guaranty of payment and performance and not of collection and enforcement in respect of any of Guarantor’s Obligation.

11.           To the extent permitted to assign its rights and obligations under the Credit Agreement pursuant to the Credit Agreement, Behringer may freely assign any or all of its rights under this Guaranty, provided that no such assignment shall increase Guarantor’s Obligations or diminish its rights hereunder.  Except as may be permitted under the Credit Agreement, Guarantor shall not assign any of its obligations under this Guaranty without the prior consent of the Behringer.

12.           The representations, warranties and obligations of Guarantor set forth in this Guaranty shall survive until this Guaranty shall terminate in accordance with the terms hereof.

13.           This Guaranty contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter and may not be modified, amended, supplemented or discharged except by a written agreement signed by Guarantor and Behringer.  This Guaranty also may be discharged by full performance of Guarantor’s Obligation in accordance with the terms hereof.

14.           If all or any portion of any provision contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, such provision or portion thereof shall be deemed stricken and severed from this Guaranty and the remaining provision and portions thereof shall continue in full force and effect.

15.           All notices, consents, approvals and requests required or permitted hereunder shall be given in the manner provided in Section 9.7 of the Credit Agreement to Behringer at the following address: 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 and to Guarantor in the manner set forth in the Credit Agreement to its address set forth on the first page hereof with copies to:

                                                                                Cypress Equities I, LP

                                                                                15601 Dallas Parkway, Suite 400

                                                                                Addison, Texas 75001

                                                                                Attention:  Rick Bower, Senior Vice President of Finance

                                                                                Telephone No.:  (972) 361-5124

                                                                                Telecopier No.:  (972) 361-5928

16.           This Guaranty shall be binding upon Guarantor and its Successors and shall inure to the benefit of Behringer and its successors and assigns.

17.           The failure of Behringer to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against Behringer, nor excuse Guarantor from its obligations hereunder.  Any waiver of any such right or remedy to be enforceable against Behringer must be expressly set forth in writing signed by Behringer.

18.

(a)           Any suit initiated by Behringer against Guarantor or in connection with or arising, directly or indirectly, out of or relating to, this Guaranty (an “Action”) may, at Behringer’s option, be brought in any state or federal court in the State of New York having jurisdiction over the subject matter hereof.  Guarantor hereby submits itself to the exclusive jurisdiction of any such court and agrees that service of process against Guarantor in any such action may be effected by any means permissible under federal law or under the laws of the state in which such Action is brought.  Guarantor hereby agrees that insofar as is permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Guaranty, or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon Guarantor.

(b)           Guarantor agrees that, provided that service of process is effected upon Guarantor in one of the manners hereinafter specified or as otherwise permitted by law, Guarantor irrevocably waives, to the fullest extent permitted by law, and agrees not to assert, by way of motion, as a defense or otherwise, (i) any objection that Guarantor may have or may hereafter have to the laying of the venue of any Action brought in any court as provided for by this Guaranty, (ii) any claim that any Action brought in any such court has been brought in an inconvenient forum, or (iii) any claim that Guarantor is not personally subject to the jurisdiction of such court.  Guarantor agrees that, provided that service of process is effected upon Guarantor in one of the manners specified in this Guaranty or as otherwise permitted by law, a final judgment from which Guarantor has not appealed or may not appeal in any Action brought in any such court shall be conclusive and binding upon Guarantor and may, so far as permitted under applicable law, be enforced in the courts of any state or any federal court or in any other courts to the jurisdiction of which it is subject, by a suit upon such judgment and that Guarantor shall not assert any defense, counterclaim or set-off in any such suit upon such judgment.

(c)           Guarantor hereby irrevocably designates and appoints Hugh Kelly, 336 Madison Ave., 5th Floor, New York, New York 10017 (the “Service Agent”) as Guarantor’s authorized agent to accept and acknowledge on Guarantor’s behalf service of any and all process that may be served in any Action.

(d)           Guarantor agrees to execute, deliver and file all such further instruments or documents as may be necessary under the laws of the State of New York or the laws of the United States in order to make effective (i) the appointment of Service Agent as agent for service of process as provided above and (ii) Guarantor’s consent to jurisdiction as provided for in this Guaranty.

(e)           Guarantor hereby consents to process being served in any Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the notice address for Guarantor as set forth in this Guaranty and to Service Agent at the address provided for herein.  If Service Agent shall desire to resign as agent for service of process, Guarantor shall substitute a party having an office within the City of New York, New York and reasonably acceptable to Behringer to act as Service Agent (it being agreed that any such resignation shall not be effective unless and until the replacement Behringer agrees in writing to act as Service Agent for service of process).  Guarantor hereby agrees that provided that service is made in accordance with this paragraph or as otherwise permitted by law, Guarantor irrevocably waives, to the fullest extent permitted by law, all claim of error in connection with any such service and agrees that such service (i) shall be deemed in every respect effective service of process upon it in any Action, and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to Guarantor.

(f)            Nothing in this Guaranty shall limit Behringer’s right to serve process in any manner permitted by law or limit Behringer’s right or the right of any of its successors or assigns to bring proceedings against Guarantor in the courts of any jurisdiction(s).

(g)           To the extent that Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment before judgment, attachment in aid of execution, execution or otherwise) with respect to Guarantor or Guarantor’s property, Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Guaranty.

(h)           AS A FURTHER INDUCEMENT TO BEHRINGER’S MAKING TRANCHE B OF THE LOAN TO BORROWER, AND IN CONSIDERATION THEREOF, BEHRINGER AND GUARANTOR EACH COVENANT AND AGREE THAT IN ANY ACTION OR PROCEEDING BROUGHT ON, UNDER OR BY VIRTUE OF THIS GUARANTY, BEHRINGER AND GUARANTOR EACH SHALL AND DO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE TRIAL BY JURY.

19.           All of Behringer’s rights and remedies under the Credit Agreement, the Note, the Mortgage or any of the other Loan Documents or under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to Behringer.

20.           The terms and provisions contained herein are and shall be effective and shall govern notwithstanding any contrary provisions in the Credit Agreement.

21.           THE TERMS OF THIS GUARANTY HAVE BEEN NEGOTIATED, AND THIS GUARANTY HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF NEW YORK, AND IT IS THE INTENTION OF THE PARTIES HERETO THAT THIS GUARANTY BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

22.           This Guaranty may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

23.           This Guaranty may be executed in counterparts, which together shall constitute the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date and year first above written.

GUARANTOR:

CYPRESS EQUITIES I, LP, a Texas limited partnership

By:	Cypress Equities LLC, a Texas limited liability company, its general partner

By:	/s/ Christopher C. Maguire
Christopher C. Maguire, President